UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

EVETSCO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	84-1466135
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

374 East 400 South, Suite 3, Springville, UT	84663
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: (801) 489-4802

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, Par Value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

Table of Contents

EXPLANATORY NOTE

You should rely only on the information contained in this registration statement or in a document referenced herein. We have not authorized anyone to provide you with any other information that is different. You should assume that the information contained in this registration statement is accurate only as of the date hereof except where a different specific date is set forth.

Throughout this registration statement, unless otherwise designated, the terms “we,” “us,” “our,” “the Company” and “our Company” refer to Evetsco, Inc., a Delaware corporation.

FORWARD-LOOKING STATEMENTS

The statements contained in this registration statement that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our search for an operating company, possible or assumed future operations, business strategies, need for financing, competitive position, potential growth opportunities, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this registration statement. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, changes in regulation of shell or blank check companies; the general economic downturn; a further downturn in the securities markets; our ability to raise needed operating funds and continue as a going concern; and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

There may also be other risks and uncertainties that we are unable to identify and/or predict at this time or that we do not now expect to have a material adverse impact on our business.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this registration statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

We do not maintain a Company website. When this registration statement is effective, we will make available, upon written request, copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders, and amendments to those reports). To receive copies of our SEC filings, please contact us by mail addressed to the Company at 374 East 400 South, Suite 3, Springville, UT 84663 or by telephone at (801) 489-4802.

ITEM 1. BUSINESS

Overview and Development

Our Company was originally incorporated on November 27, 1996, in the State of Colorado as Oahu Enterprises Inc. We changed corporate domicile to the State of Delaware on April 28, 2008, through the merger of the Colorado corporation into a Delaware corporation incorporated on January 15, 2008. We have no subsidiaries.

In October 2006 we sold 2,000,000 shares to Joseph Nemelka for $11,000 in a transaction which changed the control of our Company from Gary J. McAdam to Mr. Nemelka. At the time of the transaction, Mr. McAdam was the sole officer and director of the Company and was its principal shareholder. In connection with the stock purchase, Mr. Nemelka assumed management of our Company and became the sole officer and director. The purpose of this change of control was to alter the business of the Company and permit us to seek potential operating target companies to acquire, or to be acquired by, in order to generate material business operations.

In February 2007 we issued two 36-month promissory notes to Lorikeet, Inc. and 1st Orion Corporation, entities controlled by business associates of Mr. Nemelka. Each note was in the principal amount of $2,500 with interest at the rate of 8% per annum. Also, each note was convertible by the holder into 50,000 shares of our common stock. In April 2008 each of the notes was converted into 50,000 shares in consideration of the $2,500 principal amount of each note plus accrued but unpaid interest in the amount of $240.

On June 10, 2008, we filed a registration statement on Form 10 to register our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We thereafter filed two quarterly reports on Form 10-Q for the quarters ended June 30, 2008, and September 30, 2008. Because we had insufficient funds to prepare our financial statements and continue our reporting obligations under the Exchange Act, we filed a Form 15 to terminate our registration under the Exchange Act.

On March 19, 2010, we reverse split the outstanding common stock of the Company at the rate of one share for each five shares outstanding. Prior to the reverse stock split we had 11,500,000 shares outstanding and thereafter the number of outstanding shares was reduced to 2,300,000. Unless otherwise stated herein, all outstanding shares designated herein give effect to this reverse stock split.

The Company has assets of nominal value consisting solely of cash and receivables and we have generated no revenue from operations since inception. We are a “shell company” as defined pursuant to Rule 12b-2 under the Exchange Act. We intend to seek to acquire the assets or voting securities of one or more other companies that are actively engaged in a business that generates revenues in exchange for securities of our Company, or to be acquired by such a company. From time to time the Company has engaged in preliminary discussions with representatives of potential target companies. However, we have not entered into any material negotiations or a letter of intent with any party and there are currently no agreements or arrangements with respect to any acquisition or material business transaction.

Business of the Company

Selection of a Business

The Company anticipates that businesses for possible acquisition will be referred by various sources, including its current management, shareholders, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company will not engage in any general solicitation or advertising for a business opportunity, and will rely on personal contacts of its management and their affiliates, as well as indirect associations between them and other business and professional people. By relying on “word of mouth,” the Company may be limited in the number of potential acquisitions it can identify. While it is not presently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it in the best interest of the Company.

Compensation to a finder or business acquisition firm may take various forms, including a one-time cash payment, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services.

The Company will not restrict its search to any particular business, industry, or geographical location, and management may evaluate and enter into any type of business in any location. The Company may participate in a newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Participation in a new business venture entails greater risks since in many instances management of such a venture will not have proved its ability, the eventual market of such venture’s product or services will likely not be established, and the profitability of the venture will be unproved and cannot be predicted accurately. If the Company participates in a more established firm with existing financial problems, it may be subjected to risk because the financial resources of the Company may not be adequate to eliminate or reverse the circumstances leading to such financial problems.

In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in the real value of the Company.

The analysis of new businesses will be undertaken by or under the supervision of our sole officer and our directors. In analyzing prospective businesses, management intends to consider, to the extent applicable, the following: the available technical, financial, and managerial resources, working capital and other prospects for the future, the nature of present and expected competition, the quality and experience of management services which may be available and the depth of that management, the potential for further research, development, or exploration, the potential for growth and expansion, the potential for profit, the perceived public recognition or acceptance of products, services, or trade or service marks, name identification and other relevant factors.

The decision to participate in a specific business may be based on management’s analysis of the quality of the other firm’s management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and other factors which are difficult, if not impossible, to analyze through any objective criteria. It is anticipated that the results of operations of a specific firm may not necessarily be indicative of the potential for the future because of the requirement to substantially shift marketing approaches, expand significantly, change product emphasis, change or substantially augment management, and other factors.

The Company will analyze all available factors and make a determination based on a composite of available facts, without reliance on any single factor. The period within which the Company may participate in a business cannot be predicted and will depend on circumstances beyond the Company’s control, including the availability of businesses, the time required for the Company to complete its investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for the Company’s participation, and other circumstances.

Acquisition of a Business

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which cannot now be predicted. The structure of the particular business acquisition will be approved by the Board of Directors and may not require the approval of the Company’s shareholders. Notwithstanding the above, the Company does not intend to participate in a business through the purchase of minority stock positions. Upon the consummation of a transaction, it is likely that the present management and shareholders of the Company will not be in control of the Company. In addition, it is anticipated that the current sole officer and our directors would resign in favor of new management designated by the target company without a vote of the Company’s stockholders.

In the event the Company enters into an acquisition transaction with another entity, the Company will be required to report the transaction in a Current Report on Form 8-K within four business days following the execution of the agreement, and any amendment thereto, and within four business days following the closing of the transaction. In addition, because the Company is a shell company, if the transaction results in the Company no longer being a shell company, it will be required to file within four business days a Current Report on Form 8-K which includes the information that would be required if the Company were filing a general form for registration of securities on Form 10 reflecting the Company and its securities upon consummation of the transaction, including information on the new business and management of the Company after closing and audited financial statements of the acquired business.

In connection with the Company’s acquisition of a business, the present shareholders of the Company, including current management, may, as a negotiated element of the acquisition, sell a portion or all of the Company’s common stock held by them at a significant premium over their original investment in the Company. It is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present shareholders in order to reduce the number of “restricted securities” held by persons no longer affiliated with the Company and thereby reduce the potential adverse impact on the public market in the Company’s common stock that could result from substantial sales of such shares after the restrictions no longer apply. As a result of such sales, affiliates of the entity participating in the business reorganization with the Company would acquire a higher percentage of equity ownership in the Company. Public investors will not receive any portion of the premium that may be paid in the foregoing circumstances. Furthermore, the Company’s shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction.

In the event sales of shares by present stockholders of the Company, including current management, is a negotiated element of a future acquisition, a conflict of interest may arise because our sole officer will be negotiating for the acquisition on behalf of the Company and for sale of his or shareholders’ shares for his own or the shareholders’ respective accounts. Where a business opportunity is well suited for acquisition by the Company, but affiliates of the business opportunity impose a condition that management sell shares at a price which is unacceptable to our directors, management may not sacrifice his or the shareholders’ financial interest for the Company to complete the transaction. Where the business opportunity is not well suited, but the price offered management for the shares is high, management will be tempted to effect the acquisition to realize a substantial gain on the shares in the Company. Management has not adopted any policy for resolving the foregoing potential conflicts, should they arise, and does not intend to obtain an independent appraisal to determine whether any price that may be offered for their shares is fair. Stockholders must rely, instead, on the obligation of management to fulfill its fiduciary duty under state law to act in the best interest of the Company and its stockholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. Securities, including shares of the Company’s common stock, issued by the Company in such a transaction would be “restricted securities” as defined in Rule 144 promulgated by the Securities and Exchange Commission. Under amendments to Rule 144 recently adopted by the Commission, and which took effect on February 15, 2008, these restricted securities could not be resold under Rule 144 until the following conditions were met: the Company ceased to be a shell company; it remained subject to the Exchange Act reporting obligations; filed all required Exchange Act reports during the preceding 12 months; and at least one year had elapsed from the time the Company filed “Form 10 information” reflecting the fact that it had ceased to be a shell company. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. It is also anticipated that management may negotiate for the registration of previously issued restricted shares, including or limited to, shares held by management. Although the terms of such registration rights and the number of securities, if any, which may be registered cannot be predicted, it may be expected that registration of securities by the Company in these circumstances would entail substantial expense to the Company. The issuance of substantial additional securities and their potential sale into any trading market that may develop in the Company’s securities in the future may have a depressive effect on such market.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to structure the acquisition as a so-called “tax-free” event under sections 351 or 368(a) of the Internal Revenue Code of 1986, (the “Code”). In order to obtain tax-free treatment under section 351 of the Code, it would be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company would retain less than 20% of the issued and outstanding shares of the surviving entity. Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganizations between corporate entities where one corporation is merged with or acquires the securities or assets of another corporation. Generally, the Company will be the acquiring corporation in such business reorganization, and the tax-free status of the transaction will not depend on the issuance of any specific amount of the Company’s voting securities. It is not uncommon, however, that as a negotiated element of a transaction completed in reliance on section 368, the acquiring corporation issue securities in such an amount that the shareholders of the acquired corporation will hold 50% or more of the voting stock of the surviving entity. Consequently, there is a substantial possibility that the shareholders of the Company immediately prior to the transaction would retain substantially less than 50% of the issued and outstanding shares of the surviving entity. It is anticipated that these shareholders would in fact retain less than 5% control of the Company after a reverse acquisition.

Therefore, regardless of the form of the business acquisition, it may be anticipated that stockholders immediately prior to the transaction will experience a significant reduction in their percentage of ownership in the Company.

Notwithstanding the fact that the Company is technically the acquiring entity in the foregoing circumstances, generally accepted accounting principles will ordinarily require that such transaction be accounted for as a capital transaction by the other entity owning the business and, therefore, will not permit a write-up in the carrying value of the assets of the other company.

The manner in which the Company participates in a business will depend on the nature of the business, the respective needs and desires of the Company and other parties, the management of the business, and the relative negotiating strength of the Company and such other management.

The Company will participate in a business only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default, and will include miscellaneous other terms.

Operation of Business After Acquisition

The Company’s operation following its acquisition of a business will be dependent on the nature of the business and the interest acquired. It is unlikely that current shareholders would be in control of the Company or that present management would be in control of the Company following the acquisition. It may be expected that the business will present various risks, which cannot be predicted at the present time.

Governmental Regulation

It is impossible to predict the government regulation, if any, to which the Company may be subject until it has acquired an interest in a business. The use of assets and/or conduct of businesses that the Company may acquire could subject it to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. In selecting a business in which to acquire an interest, management will endeavor to ascertain, to the extent of the limited resources of the Company, the effects of such government regulation on the prospective business of the Company. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of accuracy the impact of government regulation. The inability to ascertain the effect of government regulation on a prospective business activity will make the acquisition of an interest in such business a higher risk.

Competition

The Company will be involved in intense competition with other business entities, many of which will have a competitive edge over the Company by virtue of their stronger financial resources and prior experience in business. There is no assurance that the Company will be successful in obtaining suitable operating business.

Employees

The Company currently has no employees. Joseph Nemelka, the Company’s President, a director, and the principal shareholder, will devote such time to the affairs of the Company as he deems appropriate. Management of the Company expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating businesses. The future need for employees and their availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry.

ITEM 1A. RISK FACTORS

As a smaller reporting company, we have elected not to provide the information required by this item.

ITEM 2. FINANCIAL INFORMATION

The following discussion should be read in conjunction with our financial statements and related notes thereto as included with this registration statement.

We have not generated any revenue from operations since inception. Our current business plan is to locate and acquire the assets or voting securities of one or more other companies that are actively engaged in a business that generates revenues in exchange for securities of our Company, or to be acquired by such a company. From time to time the Company has engaged in preliminary discussions with representatives of potential target companies. However, we have not entered into any material negotiations or a letter of intent with any party and there are currently no agreements or arrangements with respect to any acquisition or material business transaction.

Our expenses consist primarily of legal and accounting fees.

Three Months Ended March 31, 2010 and 2009

During the three months ended March 31, 2010, our total general and administrative expenses increased by $4,923, or 897%, from the comparable prior year period. This increase was a result primarily of audit and legal fees incurred with the preparation of this registration statement. We anticipate that these costs will continue in the future to satisfy the reporting obligation of the Company.

Years Ended December 31, 2009 and 2008

During the year ended December 31, 2009, our total general and administrative expenses decreased by $15,077, or 96%, from the prior year ended December 31, 2008. This decrease was a result primarily of audit and legal fees and costs associated with the registration statement on Form 10 and two subsequent quarterly reports on Form 10-Q filed during 2008. The registration was terminated in 2009 and no reports were filed during that year.

Liquidity and Capital Resources

At March 31, 2010, and December 31, 2009, we had $4,864 and $3,492, respectively, in total current assets consisting of cash and other receivables. The receivable in the amount of $2,175 which consisted of a retainer paid to prior legal counsel was repaid following the end of first quarter 2010. We had negative net working capital of $7,335 at March 31, 2010, and $1,796 at December 31, 2009. We anticipate our expenses for the remainder of 2010 and the first six months of 2011 will be approximately $24,000. During the first quarter ended March 31, 2010, our president, Joseph Nemelka, advanced $5,000 to the Company for operating expenses. In addition, he paid $303 for a filing fee by the Company, which we repaid to him in April 2010. At the present time management does not believe the Company has sufficient working capital to meet its needs for the next 12 months. Therefore, management will seek financing through loans or sale of common stock. Management anticipates that it may rely on advances from our president or shareholders to meet the Company’s short-term cash needs. However, the Company has no agreements to that effect.

Our need for capital may change dramatically if we acquire an interest in a business opportunity during that period. We currently have no understandings, commitments or agreements with respect to the acquisition of any business venture, and we may not identify a business venture suitable for acquisition in the future. Further, we may not be successful in consummating any acquisition on favorable terms or that we will be able to profitably manage any business venture we acquire. Should we require additional capital for an acquisition, we may seek additional advances from officers, sell common stock or find other forms of debt financing.

Off-Balance Sheet Arrangements

During the years ended December 31, 2009 and 2008, we did not engage in any off-balance sheet arrangements.

ITEM 3. PROPERTIES

The Company has no office facilities and does not presently anticipate the need to lease commercial office space or facilities. For now the office of Joseph Nemelka, the President, a director, and our principal shareholder, is being used as the Company address. The Company may lease commercial office facilities in the future at such time as operations have developed to the point where the facilities are needed, but we have no commitments or arrangements for any facilities. We have no commitment regarding the length of time the present arrangement may continue.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More than Five Percent, Directors, and Management

The following table sets forth certain information concerning the beneficial ownership of our common stock as of May 17, 2010, by (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group. Unless otherwise designated, the address with respect to each of the individuals listed below is 374 East 400 South, Suite 3, Springville, UT 84663.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Joseph Nemelka	2,000,000	87%
Denny W. Nestripke	0	0
Executive Officers and Directors as a Group (2 Persons)	2,000,000	87%
GM/CM Family Partners Ltd 14 Red Tail Drive Highlands Ranch, CO 80126	180,000	8%

(1) This table is based upon information supplied by our management. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. As of the date of this table, there are no outstanding options or warrants.

(2) Applicable percentages are based on 2,300,000 shares of our Common Stock outstanding on May 17, 2010.

Change of Control

We anticipate that a change of control will occur when a new business venture is acquired. Our business plan is to seek and, if possible, acquire an operating entity through a reverse acquisition transaction with the operating entity. By its nature, a reverse acquisition generally entails a change in management and principal shareholders of the surviving entity. While management cannot predict the specific nature of the form of the reverse acquisition, it is anticipated that at the closing of the process, the current sole officer and the directors would resign in favor of persons designated by the operating company and that the shareholders of the operating entity would receive a controlling number of shares in our Company, thus effecting a change in control of the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Current Management

The following table sets forth the name and age of, and position or positions held by, our sole executive officer and our two directors.

Name	Age	Position(s)	Director Since	Employment Background
Joseph Nemelka	41	Chairman, President, CEO, Secretary and Treasurer	2006

Joseph Nemelka has served as President, CEO, Secretary/Treasurer and Sole Director of the Company since October 2006. Since June 2006, Mr. Nemelka has been the sole officer and director of IPO Alternative, Inc., Springville, Utah, a shell company that filed a Form 10-SB with the SEC on January 16, 2007, and which is subject to the reporting requirements of the Exchange Act. Since June 2006, Mr. Nemelka has been the sole officer and director of R New Ventures, Inc., Springville, Utah, a shell company that filed a Form 10-SB with the SEC on May 10, 2007, and which is subject to the reporting requirements of the Exchange Act. From October 2006, to February 2010, Mr. Nemelka was the sole officer and director of Perpetual Technologies, Inc., Springville, Utah, a shell company that filed a Form 10-SB with the SEC on January 10, 2008. During December 2003, Mr. Nemelka founded Medical Imaging Solutions, Inc., dba Professional Radiology Solutions (“PRS”) and currently serves as a director and the President and CEO of PRS. PRS offers solutions that help small and medium-sized hospitals, specialty clinics and imaging centers improve the standard of patient care through the acquisition of medical equipment, nighthawk and overread services, and workflow consulting. Mr. Nemelka received a B.A. in political science from Brigham Young University in 1993 and a J.D. degree from the University of Kansas School of Law in 1996.

Denny W. Nestripke	63	Director	2010

Mr. Nestripke has served as our audit committee financial expert since March 2010. Since 2004 Mr. Nestripke has been a self-employed certified public accountant. In addition, from 2006 through 2009, he was employed part-time by Alpine Securities Corporation and held supervisory positions during portions of that time. He is currently not registered with any FINRA firm. He is also a director of Millstream Ventures, Inc. and Ring Energy, Inc. which are subject to the reporting requirements of the Exchange Act. Mr. Nestripke graduated from the University of Utah with a Bachelor Science degree in accounting in 1977 and subsequently graduated with a Master of Science degree in family ecology in 2005 from the same institution.

Pursuant to Section 3.2 of our Bylaws, each director is elected to hold office until his or her successor is duly elected and qualified, or until his or her death, resignation, or removal. Annual meetings of the stockholders, for the purpose of electing directors are to be held at such time each year as designated by the Board of Directors. Officers of the Company are elected by the Board of Directors, which is required to consider that subject at its first meeting after every annual meeting of stockholders. Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

ITEM 6. EXECUTIVE COMPENSATION

Executive Compensation

Joseph Nemelka has served as our chief executive officer since October 2006. Neither Mr. Nemelka nor any other person received compensation from us during the years ended December 31, 2009 or 2008, which would be reportable pursuant to this item.

Equity Awards

Neither Mr. Nemelka nor any other person held any unexercised options, stock that had not vested, or equity incentive plan awards at December 31, 2009 and 2008.

Director Compensation

No compensation was paid to or earned by any director during the year ended December 31, 2009. During the first quarter of the current fiscal year ending December 31, 2010, we paid $400 to Mr. Nestripke as a fee for serving as our audit committee financial expert. We have agreed to pay him $400 per month so long as he serves as our audit committee financial expert.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Joseph Nemelka, our sole officer, our principal shareholder, and one of our two directors, provides office space at no cost to us. This arrangement is not evidenced by a written agreement. The arrangement may be terminated at any time by Mr. Nemelka.

In November 2008 Mr. Nemelka advanced $5,000 and in March 2010 he again advanced $5,000 to the Company for its operating expenses. These advances totaling $10,000 have not been evidenced by promissory notes and the Company has not agreed to pay any interest on the cash advances.

During March 2010, Mr. Nemelka paid $303 in filing fees on behalf of the Company, which was repaid to him without interest in April 2010.

We have agreed to pay a fee of $400 per month commencing March 2010 to Denny W. Nestripke, one of our directors, for serving as our audit committee financial expert.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. As a result, we have adopted the independence standards of the NYSE Amex Equities, formerly known as the American Stock Exchange, to determine the independence of our directors and directors serving on any committees. Section 303A of the NYSE Listed Company Manual provides that a director would not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) or if certain other enumerated relationships would affect the person’s independence. Our Board of Directors has determined that Denny W. Nestripke, one of our directors, is independent.

During March 2010 we established an audit committee, with Mr. Nestripke serving as its sole member and as chairman. At the time of Mr. Nestripke’s appointment, he was also designated as the Audit Committee Financial Expert. Our audit committee has not established a charter.

We have no compensation or nominating committee.

ITEM 8. LEGAL PROCEEDINGS

No legal proceedings are reportable pursuant to this item.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our common stock. Our common stock is considered to be penny stock under rules promulgated by the SEC. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker- dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

The Company has been a shell company since inception in 1996 and therefore there are no outstanding shares that could be sold pursuant to Rule 144. Because we are a shell company, we are subject to the provisions of Rule 144(i) which limits reliance on the Rule by shareholders owning stock in a shell company. Under current interpretations, unregistered shares issued since the Company’s inception cannot be resold under Rule 144 until the following conditions are met: we cease to be a shell company; we remain subject to the reporting requirements of the Exchange Act; we file current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company; we file all required Exchange Act reports during the 12 months following such filing; and at least one year has elapsed from the time we filed the “Form 10 information” reflecting the fact that we had ceased to be a shell company.

There are no outstanding options, warrants, or other instruments convertible into shares of the Company’s common stock. We have not granted piggyback registration rights for any outstanding shares and there are no shares that are being, or that have been publicly proposed to be, publicly offered by the Company.

Holders

At May 17, 2010, the Company had 203 shareholders of record. The number of record holders was determined from the records of the Company’s transfer agent and does not include beneficial owners of our common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The Company has appointed Interwest Transfer Co., Inc., Salt Lake City, Utah to act as its transfer agent for its common stock.

Dividends

The Company has not declared or paid any cash dividends on its common stock during the two fiscal years ended December 31, 2009, or in any subsequent period. The Company does not anticipate or contemplate paying dividends on its common stock in the foreseeable future. The only restrictions that limit the ability to pay dividends on common equity, or that are likely to do so in the future, are those restrictions imposed by law.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2009, we had not adopted any compensation plans (including individual compensation arrangements) under which equity securities of the Company were authorized for issuance.

Preferred Shares

Under our Certificate of Incorporation, our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock, none of which have been issued or are outstanding, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders. If the board causes any preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by our Board of Directors could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred shares would have preference in the event of liquidation of the Company, which means that the holders of preferred shares would be entitled to receive the net assets of the Company distributed in liquidation before the common stockholders receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

In October 2006 we sold 2,000,000 shares of our common stock to Joseph Nemelka for $1,000 cash and a promissory note payable in the amount of $10,000, with interest at 8% per annum. The principal and interest on the note were paid by Mr. Nemelka in 2008. The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) and 4(6) of the Securities Act and Rule 506 thereunder. Mr. Nemelka was an accredited investor at the time of the sale. He also acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares. He did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Mr. Nemelka was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the stock sale. No selling commissions were paid in connection with this transaction.

In February 2007 we issued two 36-month promissory notes to Lorikeet, Inc. and 1st Orion Corporation each in the principal amount of $2,500 and bearing interest at the rate of 8% per annum. Each note was convertible by the holder into 50,000 shares of our common stock. In April 2008 each of the notes was converted into 50,000 shares of our common stock in consideration of the $2,500 principal amount of each note plus the accrued but unpaid interest in the amount of $240. The notes and the shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) and 4(6) of the Securities Act and Rule 506 thereunder. Each of the note holders was an accredited investor at the time of the issuance of the note and the conversion of the note into the shares. Each party also acknowledged appropriate investment representations with respect to the note and share issuances and consented to the imposition of restrictive legends upon the notes and the certificates representing the shares. Neither party entered into the note or share transactions with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Representatives of each party were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the note issuance and the stock sale. No selling commissions were paid in connection with either the note or stock issuance transaction.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

We are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value. The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. At meetings of shareholders, one-third of the shares of a voting group entitled to vote at the meeting constitute a quorum of that voting group. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights and the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. The common stock is not subject to conversion rights, sinking fund provisions, or redemption, and is not liable to further calls or to assessment by the Company or for liabilities of the Company. Subject to preferences applicable to preferred shares outstanding, if any, holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends. The outstanding shares of common stock are validly issued, fully paid and non-assessable and are not restricted on alienability.

Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless the transaction in which the person became an interested stockholder is approved in a manner presented in Section 203 of the Delaware General Corporation Law. Generally, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder’ is a person who, together with affiliates and employees, owns, or within the past three years did own, 15% or more of a corporation’s voting stock. Article XI of our Certificate of Incorporation states that the Company has expressly elected not to be governed by the provisions of this Section 203.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145(a) of the General Corporation Law of Delaware, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Under Section 145(b) of the General Corporation Law of Delaware, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) further provides that if one of our present or former directors or officers has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

 Article X of our Certificate of Incorporation provides that to the fullest extent provided by the Delaware General Corporation Law, no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any of our directors for or with respect to any acts or omissions of such director occurring prior to such amendment.

Article VII of our Bylaws provides that we shall, to the fullest extent and in the manner permitted by the General Corporation Law of Delaware, have the power to indemnify each of our directors, officers, employees and agents to the same extent as set forth in Article X of our Certificate of Incorporation. Section 7.3 of our Bylaws also grants the right to such parties to bring suit against the Company to enforce indemnification.

Further, Section 145(g) of the Delaware General Corporation Law allows us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent against any liability asserted against such person and incurred by such person, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law and our by-laws.

Section 145(e) of the Delaware General Corporation Law, Article X of our Certificate of Incorporation, and Article VII of our Bylaws allow us to pay expenses incurred by directors and officers incurred in defending any civil or criminal action or proceeding for which indemnification is required, or for which indemnification is permitted unless the board of directors following receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized by the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be adversely affected to the extent we pay the costs of defense or settlement and damage awards against directors and officers pursuant to these limitations of liability and indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We do not maintain directors’ and officers’ liability insurance, covering our directors and officers against certain claims or liabilities arising out of the performance of their duties.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required pursuant to this item are included immediately following the signature page of this registration statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants reportable pursuant to this item.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The following financial statements are filed with this report:

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets at March 31, 2010 (unaudited) and at December 31, 2009 and 2008	F-2

Statements of Operations for the three months ended March 31, 2010 and 2009 (unaudited), for the years ended December 31, 2009 and 2008, and for the period from the date of commencement of development stage activities (October 10, 2006) through March 31, 2010 (unaudited)

F-3

Statements of Changes in Stockholders’ Equity (Deficit) for the period from the date of commencement of development stage activities (October 10, 2006) through December 31, 2009, and for the three months ended March 31, 2010 (unaudited)

F-4

Statements of Cash Flows for the three months ended March 31, 2010 and 2009 (unaudited), for the years ended December 31, 2009 and 2008, and for the period from the date of commencement of development stage activities (October 10, 2006) through March 31, 2010 (unaudited)

F-5

Notes to Financial Statements	F-6

Exhibits

The following exhibits are included with this report:

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger dated February 8, 2008
3.1	Certificate of Incorporation
3.2	Certificate of Merger effective April 28, 2008
3.3	Certificate of Amendment for 1:5 reverse stock split
3.4	Bylaws

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Evetsco, Inc.

Date: May 17, 2010

By: /s/ Joseph Nemelka

Joseph Nemelka, President

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Audit Committee

Evetsco, Inc.

Springville, Utah

We have audited the balance sheets of Evetsco, Inc. (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Evetsco, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations, has liquidity problems, and requires additional funds for its operational activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

May 17, 2010

Evetsco, Inc.
(a development stage company)
Balance Sheets

	March 31,	December 31,
	2010	2009	2008
	(unaudited)
Assets:
Current Assets:
Cash in bank	$2,689	$1,317	$3,084
Other receivables	2,175	2,175	2,175
Total Current Assets	$4,864	$3,492	$5,259

Liabilities and Stockholders' Deficit:
Current Liabilities:
Accounts payable	$1,541	$-	$1,218
Principal payable to related party	10,303	5,000	5,000
Interest payable to related party	355	288	38
Total Current Liabilities	12,199	5,288	6,256

Stockholders' Deficit:
Preferred stock, 10,000,000 shares $0.001 par value
authorized, no shares issued and outstanding at March
31, 2010 (unaudited), and at December 31, 2009 and
2008, respectively	-	-	-
Common stock, 200,000,000 shares $0.001 par value
authorized, 2,300,000 shares issued and outstanding at
March 31, 2010 (unaudited), and at December 31, 2009
and 2008, respectively	2,300	2,300	2,300
Paid in capital	14,521	14,521	14,521
Retained deficit	(331)	(331)	(331)
Deficit accumulated during the development stage	(23,825)	(18,286)	(17,487)
Total Stockholders' Deficit	(7,335)	(1,796)	(997)
Total Liabilities and Stockholders' Deficit	$4,864	$3,492	$5,259

The accompanying notes are an integral part of these financial statements.

Evetsco, Inc.
(a development stage company)
Statements of Operations

					From the Date of
					Commencement
					of Development
					Stage Activities
	For the Three Months Ended		For the Year Ended		(October 10, 2006)
	March 31,		December 31,		through
	2010	2009	2009	2008	March 31, 2010
	(unaudited)	(unaudited)			(unaudited)

Revenue	$-	$-	$-	$-	$-

General and
administrative
expenses:
Accounting	3,200	112	112	12,882	16,194
Director fees	400	-	-	-	400
Legal & related	1,871	437	437	2,199	7,097
Other	1	-	-	545	546
Total General and
Administrative
expenses	5,472	549	549	15,626	24,237

Other Income
(Expense):
Interest income	-	-	-	282	1,265
Interest expense	(67)	(62)	(250)	(179)	(853)
Total Other Income
and (Expense)	(67)	(62)	(250)	103	412

Net Loss	$(5,539)	$(611)	$(799)	$(15,523)	$(23,825)

Net loss per share
of common stock	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Net loss per fully
diluted share of
common stock	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted average
number of common
shares outstanding	2,300,000	2,300,000	2,300,000	2,269,589

Weighted average
number of fully
diluted common
shares outstanding	2,300,000	2,300,000	2,300,000	2,269,589

The accompanying notes are an integral part of these financial statements.

Evetsco, Inc.
(a development stage company)
Statements of Changes in Stockholders' Equity (Deficit)
From the Date of Commencement of Development Stage Activities (October 10, 2006)
through December 31, 2009
and for the Three Months Ended March 31, 2010 (unaudited)

						Deficit
						Accumulated
				Stock		During the
	Common Stock		Paid in	Subscription	Retained	Development
	Shares	Amount	Capital	Receivable	Deficit	Stage
Balance at
commencement
of development
stage activities,
October 10, 2006	2,200,000	$2,200	$9,131	$(11,000)	$(331)	$-
Cash received	-	-	-	1,000	-	-
Interest on stock
subscription	-	-	-	(183)	-	-
Net loss for period	-	-	-	-	-	(1,917)
Balance,
December 31, 2006	2,200,000	2,200	9,131	(10,183)	(331)	(1,917)
Cash received	-	-	10	-	-	-
Interest on stock
subscription	-	-	-	(800)	-	-
Net loss for year	-	-	-	-	-	(47)
Balance,
December 31, 2007	2,200,000	2,200	9,141	(10,983)	(331)	(1,964)
Interest on stock
subscription	-	-	-	(200)	-	-
Cash received	-	-	-	11,183	-	-
Stock issued upon
conversion of note
payable at $0.05
per share	100,000	100	5,380	-	-	-
Net loss for year	-	-	-	-	-	(15,523)
Balance,
December 31, 2008	2,300,000	2,300	14,521	-	(331)	(17,487)
Net loss for year	-	-	-	-	-	(799)
Balance,
December 31, 2009	2,300,000	2,300	14,521	-	(331)	(18,286)
Net loss for period
(unaudited)	-	-	-	-	-	(5,539)
Balance,
March 31, 2010
(unaudited)	2,300,000	$2,300	$14,521	$-	$(331)	$(23,825)

The accompanying notes are an integral part of these financial statements.

Evetsco, Inc.
(a development stage company)
Statements of Cash Flows

					From the Date of
					Commencement
					of Development
					Stage Activities
	For the Three Months Ended		For the Year Ended		(October 10, 2006)
	March 31,		December 31,		through
	2010	2009	2009	2008	March 31, 2010
	(unaudited)	(unaudited)			(unaudited)

Operating Activities:
Net loss	$(5,539)	$(611)	$(799)	$(15,523)	$(23,825)
Adjustment to
reconcile net
loss to net cash
position:
Stock subscription interest receivable	-	-	-	1,106	-
Interest forgiveness upon conversion
of note payable	-	-	-	-	480
Changes in operating
assets and liabilities:
Prepaid expenses	-	-	-	2,325	-
Other receivables	-	-	-	(2,175)	(2,175)
Accounts payable	1,541	(1,163)	(1,218)	(282)	1,541
Interest payable to related party	67	62	250	38	355
Net Cash Used
for Operating
Activities	(3,931)	(1,712)	(1,767)	(14,511)	(23,624)

Financing Activities:
Contributed capital	-	-	-	-	10
Stock subscription received	-	-	-	10,000	11,000
Amounts received from related party	5,303	-	-	5,000	10,303
Proceeds from convertible note	-	-	-	-	5,000
Net Cash Provided by Financing Activities	5,303	-	-	15,000	26,313

Net Increase
(Decrease) in
Cash	1,372	(1,712)	(1,767)	489	2,689
Net Cash at
Beginning
of Period	1,317	3,084	3,084	2,595	-
Net Cash at End
of Period	$2,689	$1,372	$1,317	$3,084	$2,689

Supplemental Cash Flow
Information
Cash paid for interest	$-	$-	$-	$-	$-
Cash paid for income taxes	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Evetsco. Inc.

(a development stage company)

Notes to Financial Statements

December 31, 2009 and 2008

(Information relating to the balances at March 31, 2010

and for the three months ended March 31, 2010 and 2009, is unaudited)

Note 1: Basis of Presentation and Summary of Significant Accounting Policies

Organization – On January 15, 2008, Evetsco, Inc., (the “Company”) was incorporated under the laws of the State of Delaware. Originally incorporated as Oahu Enterprises, Inc. under the laws of the State of Colorado on November 27, 1996, the Company became a Delaware corporation pursuant to an Agreement and Plan of Merger (“Agreement”) dated February 8, 2008. Pursuant to the Agreement, the par value of both the preferred stock and common stock was changed from no par value to $0.001 par value and the number of shares authorized for issuance was increased to 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. By consent of a majority of the Company’s stockholders, a one for five (1:5) reverse split of the issued and outstanding common stock was effected on March 19, 2010. The accompanying financial statements reflect the aforementioned changes for all periods presented. Dollar amounts used and shares issued to effect this change were cancelled upon completion of the transaction with no effect on the capitalization of the Company and the authorized shares of the Company were not reduced.

Basis of Presentation – From November 27, 1996 through October 10, 2006, the Company conducted no capital raising activities and undertook minimal business activities. Any capital used for incidental purposes was contributed by a stockholder of the Company. On October 10, 2006, 2,000,000 shares of common stock were issued for a $11,000 stock subscription note receivable bearing interest at 8% per annum. During October 2006, $1,000 of this note was received and during April and May 2008, the balance of $10,000 plus interest of $1,183 was received. On October 10, 2006 all old officers and directors of the Company resigned and the purchaser of the 2,000,000 shares of common stock became the Company’s sole officer and director. Thus a change of control occurred at that time and October 10, 2006 is considered the commencement of the Company’s current development stage activities for accounting purposes.

Business Purpose – The Company’s business objective is to become a public shell corporation and to acquire an operating business.

Going Concern – The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Since inception, the Company has not generated any revenue and has earned interest only incidental to a stock subscription note receivable. As of March 31, 2010, the Company’s financial position is not sufficient to fund its planned business objective for an extended period of time. The Company is dependent on its sole officer to provide sufficient capital, or obtain such capital from other sources, as may be required in the future. The Company also relies on its sole officer to serve in this capacity without compensation. It is assumed that these arrangements will continue, but no assurance thereof can be given. A change in these circumstances would have a material adverse effect on the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and Cash Equivalents – The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates – These financial statements are prepared in conformity with GAAP and require that management make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. The use of estimates and assumptions may also affect the reported amounts of expenses. Actual results could differ from those estimates or assumptions.

Note 1: Basis of Presentation and Summary of Significant Accounting Policies (continued)

Net Loss per Share of Common Stock – The loss per share of common stock is computed by dividing the net loss during the periods presented by the weighted average number of shares outstanding during those same periods.

Income Taxes – The Company has no deferred taxes arising from temporary differences between income for financial reporting and income for tax purposes. The Company has a net operating loss carry forward at December 31, 2009 of approximately $18,600 that expires if unused through 2029. A deferred tax asset in the amount of $6,329 is fully offset by a valuation allowance in the same amount. The change in the valuation allowance was $272 and $5,277 for the years ended December 31, 2009 and 2008, respectively. The Company follows the provisions of uncertain tax positions as addressed in FASB ASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits. The Company has no tax position at December 31, 2009 and 2008 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

Evetsco. Inc.

(a development stage company)

Notes to Financial Statements

December 31, 2009 and 2008

(Information relating to the balances at March 31, 2010

and for the three months ended March 31, 2010 and 2009, is unaudited)

At March 31, 2010 the Company had a net operating loss carry forward of approximately $24,150 (unaudited) that expires if unused through 2030. A deferred tax asset in the amount of $8,211 (unaudited) is fully offset by a valuation allowance in the same amount. The Company has no tax position at March 31, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

Recently Enacted Accounting Pronouncements – In June 2009 the Financial Accounting Standards Board (“FASB”) established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with GAAP. Rules and interpretive releases of the United States Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards ("SFAS") No. 166 (ASC Topic 810), "Accounting for Transfers of Financial Assets - an Amendment of FASB Statement No. 140", SFAS No. 167 (ASC Topic 810), "Amendments to FASB Interpretation No. 46(R)", and SFAS No. 168 (ASC Topic 105), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" were recently issued. SFAS No. 166, 167, and 168 have no current applicability to the Company or their effect on these financial statements would have been insignificant.

Accounting Standards Update ("ASU") No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2010-18 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on these financial statements would have been insignificant.

In May 2009, the FASB issued SFAS No. 165 (ASC Topic 855), “Subsequent Events”, and subsequently, ASU 2010-09, to incorporate the accounting and disclosure requirements for subsequent events into GAAP. ASC Topic 855 introduces new terminology, defines a date through which management must evaluate subsequent events, and lists the circumstances under which an entity must recognize and disclose events or transactions occurring after the balance sheet date. We adopted ASC Topic 855 as of the required effective date.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows. Based on that review, the Company believes none of these pronouncements will have a significant effect on these financial statements as presented.

Note 2: Capital Stock

On October 10, 2006, the Company issued 2,000,000 shares of common stock for a $11,000 stock subscription note receivable bearing simple interest at 8% per annum. These shares were issued to the newly appointed director of the Company in conjunction with the resignation of the prior board of directors and resulted in a change of control of the Company. Subsequently, during the month of October 2006, $1,000 of this note was received and during April and May 2008, the balance of $10,000 plus interest of $1,183 was received.

The Company’s current business objective as a public shell corporation is to seek to acquire an operating business. If successful, such business activity will likely result in the issuance of shares of the Company’s common and/or preferred stock, which the Company’s board of directors may authorize for issuance without the approval of the Company’s stockholders. The Company’s shares of preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Company’s board of directors.

Evetsco. Inc.

(a development stage company)

Notes to Financial Statements

December 31, 2009 and 2008

(Information relating to the balances at March 31, 2010

and for the three months ended March 31, 2010 and 2009, is unaudited)

Note 3: Convertible Notes Payable

In February 2007, the Company entered into two $2,500 unsecured convertible notes payable ($5,000 total) due in February 2010, bearing interest at the rate of 8% per annum. The note holders were given the option to convert these notes and accrued interest into a combined total of 100,000 shares of common stock. In April 2008, the note holders elected to convert these notes into 100,000 shares of common stock. As a result, $480 which had been accrued as a liability for interest expense was not paid by the Company.

Note 4: Related Party Transactions

On October 10, 2006, the Company issued 2,000,000 shares of common stock for a $11,000 stock subscription note receivable bearing simple interest at 8% per annum. These shares were issued to the newly appointed director of the Company in conjunction with the resignation of the prior board of directors and resulted in a change of control of the Company. Subsequently, during the month of October 2006, $1,000 of this note was received and during April and May 2008, the balance of $10,000 plus interest of $1,183 was received.

On November 6, 2008 and again on March 23, 2010 (unaudited), the Company received $5,000 (for a total of $10,000) from its sole officer, who is currently one of two director of the Company, and who owns approximately 87% of the Company’s currently issued and outstanding common stock. The Company has accrued and recorded interest at the rate of 5% per annum with respect to these amounts, even though no formal note agreement was entered into at the time of the receipt of these funds. In addition to the foregoing, the Company’s sole officer paid filing fees for the Company in the amount of $303 during March 2010. During April 2010, this amount was returned without interest.

Note 4: Subsequent Events

The Company has evaluated subsequent events from the balance sheet date, March 31, 2010, through the date the financial statements were issued and has determined that there are no events that would require additional disclosure in these financial statements.